SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act 1934

Check the appropriate box:
[] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Information Statement

CLAIMNET.COM, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies.

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

4)  Proposed maximum aggregate value of transaction:
___________________________________________________________

[ ]	Fee paid previously by written preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

OF

CLAIMSNET.COM, INC.
14860 Montfort Dr., Suite 250
Dallas, TX 75254 Telephone: (972) 458-1701

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

August 17, 2012

Notice of Written Consent in Lieu of Special Meeting

To Stockholders of Claimsnet.com, inc.:

This Information Statement is furnished by the Board of Directors (“Board”) of Claimsnet.com, inc., a Delaware corporation (“Company”, “our”, “us” or “we”), to holders of record at the close of business on June 20, 2012 (“Record Date”) of the Company’s common stock, par value $0.001 (“Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The Board and stockholders with a majority of the Company's voting power as of the Record Date (the “Holders”) have authorized the amendment to the Company’s Certificate of Incorporation at the Board of Director’s discretion to effect a reverse stock split of the issued and outstanding Common Stock at a reverse split ratio of 1,000-to-1, pursuant to which any one thousand outstanding shares of Common Stock would be combined into one share of Common Stock (the “Reverse Stock Split”). There will be no change to the number of authorized shares or par value of Common Stock of the Company as a result of the Reverse Stock Split and any fractional shares as a result of the Reverse Stock Split will be rounded up to a whole share.

This action will not be effective until twenty days after the filing and mailing of this Information Statement and upon filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, provided, however, the Board in its sole discretion may abandon the Reverse Stock Split at any time prior to effectiveness.  This Information Statement will be mailed on or about August 17, 2012, to the Company's stockholders of record.

The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

/s/Don Crosbie
Don Crosbie
President and Chief Executive Officer

August 17, 2012

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.

This Information Statement is being mailed or otherwise furnished to holders of shares of the common stock, $0.001 par value (“Common Stock”), of Claimsnet.com, inc., a Delaware corporation (“Company”, “our”, “us” or “we”), on or about August 17, 2012, in connection with certain actions taken by written consent of holders of a majority of the outstanding shares of Common Stock entitled to vote at a meeting of stockholders (“Holders”).  The Holders voted to approve an amendment to the Company’s Certificate of Incorporation, in the form attached as Exhibit A to this Information Statement (“Amendment”).  The purpose of the Amendment is to effectuate a 1,000-to-1 reverse stock split (“Reverse Stock Split”) of the Company’s outstanding shares of Common Stock.  There will not be an increase or decrease in the number of authorized shares of Common Stock, nor any change in the par value per share of the Common Stock.

Our Board of Directors (“Board”) approved the Amendment on June 20, 2012, and recommended that the Amendment be approved by our stockholders. The Amendment requires the approval of holders of a majority of the shares entitled to vote at a stockholder meeting. Under Delaware law, we are permitted to obtain approval by stockholders of any amendment to our Certificate of Incorporation by written consent of holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve an amendment to our Certificate of Incorporation (“Certificate of Incorporation”) at a meeting at which all shares entitled to vote thereon were present and voted. On June 20, 2012, the Holders approved the Amendment by written consent.  Notwithstanding approval of this proposal by the Holders, the Board, in its sole discretion, may determine not to effect, and abandon, the Amendment or the Reverse Stock Split without further action by our stockholders.

We have elected not to call a special meeting of our stockholders in order to eliminate the costs and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Stockholders of record at the close of business on June 20, 2012, the date on which the Holders approved the Amendment (the “Record Date”), are entitled to receive this Information Statement. As the Amendment has been duly approved by stockholders holding a majority of our outstanding Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

The Amendment will become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, following our mailing of this Information Statement to our stockholders.  The mailing will occur on or about August 17, 2012, and the effective date of the Amendment is scheduled to be September 6, 2012 (the “Effective Date”), provided, however, that the Board in its sole discretion may abandon the Reverse Stock Split at any time before effectiveness.

This Information Statement will serve as written notice to stockholders pursuant the Delaware General Corporation Law.

The date of this Information Statement is August 17, 2012.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capital consisted of 40,000,000 shares of Common Stock, of which 34,874,696 shares of Common Stock were issued and outstanding.  The holders of the Common Stock have no preemptive rights to acquire or subscribe to any issuances of additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The Company will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock of the Company held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT TO CERTIFICATE OF INCORPORATION

On June 20, 2012, our Board authorized, and recommended that our stockholders approve, the Amendment.  On June 20, 2012, the Holders approved by written consent the Amendment and authorized the Board to effectuate the Reverse Stock Split.  Any and all fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share.

A Certificate of Amendment to the Certificate of Incorporation, substantially in the form attached hereto as Exhibit A, will be filed with the Secretary of State of the State of Delaware on or about September 6, to be effective when filed.  Our Board reserves the right to not make such filing if it deems it appropriate not to do so.

THE REVERSE STOCK SPLIT

General

The Board and the Holders have authorized the filing of the Amendment to effectuate the Reverse Stock Split.

Background

As of the Record Date, the Company had 40,000,000 shares of Common Stock authorized, of which 34,874,696 shares were issued and outstanding.  As disclosed in the Company’s 10-Q dated July 19, 2012, the Company needs additional capital and liquidity.  We believe the Reverse Stock Split will position the Company as a more attractive investment for investors and also allow the Company to move forward with a significant transaction by issuing Common Stock if a desirable opportunity arises for the Company.  The Board believes that the current number of shares of Common Stock outstanding is likely to cause any trading market price to be less desirable to attract potential investors of the Common Stock.  In addition, the Board believes that any potential share trading market price of the Common Stock is likely to be a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds.  Finally, the Board believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock.  The combination of lower transaction costs and potential increased interest from institutional investors and investment funds may ultimately improve any trading liquidity of the Common Stock.  In order to increase any potential share trading market price of the Common Stock, the Board believes that it is in the best interests of our stockholders to implement the Reverse Stock Split and reduce the shares of the Common Stock outstanding.

Material Effects of the Reverse Stock Split

The principal effect of the Reverse Stock Split will be to reduce the number of issued and outstanding shares of Common Stock from approximately 34,874,696 on the Record Date to approximately 34,875 shares of Common Stock, although we expect to issue additional shares of Common Stock as fractional shares will be rounded up to a whole share.  The authorized number of shares of Common Stock will remain 40,000,000, thereby increasing the possibility that, after the Reverse Stock Split, issuance of additional shares of Common Stock will have a dilutive effect on the Company’s existing stockholders.

The following chart depicts the capitalization structure of the Company, both pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares that are rounded up to whole shares) and Common Stock issuances after the date of this Information Statement:

	Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
40,000,000	34,874,696	5,125,304

	Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
40,000,000	34,875	39,965,125

Effect on Fractional Shares of Common Stock

All fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share.  Stockholders will not receive fractional shares of Common Stock as a result of the Reverse Stock Split and the Company will not pay any cash to any stockholders for any fractional shares of Common Stock resulting from the Reverse Stock Split.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat any stockholders who hold Common Stock in “street name” through a bank, broker or other nominee, in the same manner as the registered stockholders whose shares are registered in their name.  Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name.”  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold Common Stock in “street name” should contact their respective nominees with any questions regarding their procedures to effectuate the Reverse Stock Split.

How Reverse Stock Split Will Be Effected

After delivery of this Information Statement to the Company’s stockholders of record, unless the Board determines it is not in the best interests of the Company and its stockholders to effectuate the Reverse Stock Split, the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend the Certificate of Incorporation effective as of the Effective Date.  Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares.

The text of the Certificate of Amendment is set forth in Exhibit A hereof.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split.

Certain Risks Factors Associated with the Reverse Stock Split

Implementation of the Reverse Stock Split entails various risks and uncertainties, including, without limitation, the following:

*      There can be no assurance that the Reverse Stock Split will position the Company as a more attractive investment for investors or allow the Company to move forward with a significant transaction if a desirable opportunity arises for the Company;

*      There can be no assurance that the Reverse Stock Split will result in a per share trading price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds;

*      The reduced number of shares that would be outstanding after the Reverse Stock Split could adversely affect the liquidity of the Common Stock; and

*      After the Reverse Stock Split, the increase in the difference between issued and outstanding shares of Common Stock and authorized shares of Common Stock could potentially result in greater dilution of existing stockholders’ ownership of Common Stock.  If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

No Rights of Appraisal

Under the laws of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split and the Company will not independently provide stockholders with any such right.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding will increase relative to the number of shares of Common Stock that are issued and outstanding prior to the Reverse Stock Split. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company).  The Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or to obtain control of the Company.  In fact, the Reverse Stock Split is being proposed to allow the Company flexibility to move forward with a significant transaction if a desirable opportunity arises for the Company by providing a large block of unissued Common Stock that the Company can issue in such transaction.  Any such issuance will dilute the ownership interest of the holders of the Common Stock.

Vote Required to Amend the Certificate of Incorporation

The Amendment required the approval of the holders of a majority of the shares of Common Stock entitled to vote as of the Record Date. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 34,874,696 shares of our Common Stock issued and outstanding as of the Record Date. On that date, stockholders representing 17,999,466 shares of Common Stock (51.6%) entitled to vote at a meeting, which is a majority of the shares outstanding, consented in writing to the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 20, 2012, concerning shares of Common Stock of the Company held by (1) each stockholder known by the Company to beneficially own more than 5% of the 34,874,696 shares of Common Stock issued and outstanding, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

		SHARES BENEFICIALLY OWNED
Name and Address of Beneficial Owner	Class of Security	Amount and Nature of Beneficial Ownership	Percent of Voting Power on Outstanding Securities	Percent of Voting Power on Fully Diluted Basis

Don Crosbie (1)	Common Stock	1,700,000	4.9	4.4

Laura Bray (2)	Common Stock	150,000	*	*

John C. Willems, III	Common Stock	9,277	*	*

Thomas Michel (3)	Common Stock	1,887,625	5.4	4.8

J. R. Schellenberg (4) Kohlrainstrasse 1 Kusnacht Switzerland CH-8700	Common Stock	2,845,206	8.2	7.3

Elmira United Corporation Swiss Tower – 16th Floor Panama Republic of Panama	Common Stock	17,999,466	51.61	46.1

All our directors and executive officers as a group (4 persons) (5)	Common Stock	3,746,902	10.7	9.6

*        Less than one percent.
(1)	Includes 1,700,000 shares which Mr. Crosbie has the right to acquire upon exercise of warrants.
(2)	Includes 150,000 shares which Ms. Bray has the right to acquire upon exercise of warrants.
(3)	Includes 770,000 shares which may be issued to Mr. Michel upon conversion of preferred stock, and 600,000 shares which Mr. Michel has the right to acquire upon exercise of warrants.
(4)
Includes 1,051,603 shares owned of record by National Financial Corporation, of which Mr. Schellenberg is a 71.1% owner and by virtue of Mr. Schellenberg serving as President and Director of MNS Enterprises, Inc, which in turn manages the activities of National Financial Corporation pursuant to a management agreement.

(5)	Includes an aggregate of 2,450,000 shares which they have a right to acquire upon exercise of warrants.

Transfer Agent

Our transfer agent is:
Continental Stock Transfer & Trust Company
Attention: Ms. Cindy Kaim
17 Battery Place – 8th Floor
New York, NY 10004-1123
Telephone: 212-509-4000
Facsimile:  212-616-7615

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters.  Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the actions disclosed herein.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:
Claimsnet.com, Inc.
Attn: President and Chief Executive Officer
14860 Montfort Dr., Suite 250
Dallas, TX 75254
Telephone: (972) 458-1701

BY ORDER OF THE BOARD OF DIRECTORS

Don Crosbie, President & Chief Executive Officer

/s/ Don Crosbie
Dallas, Texas

August 17, 2012

Exhibit A
CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CLAIMSNET.COM, INC.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CLAIMSNET.COM, INC.

I.

The name of the corporation is “Claimsnet.com, Inc.”, a Delaware corporation (the “Corporation”).

The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 19, 1988 (the “Certificate of Incorporation”), and was most recently amended on April 1, 1999.  The Certificate of Incorporation as amended is referred to herein as the “Amended Certificate of Incorporation.”

II.

The Amended Certificate of Incorporation is hereby amended by adding thereto an Article thereof numbered “TWELFTH” to be and read in its entirety as follows:

“TWELFTH.    One Thousand-to-One Reverse Stock Split.  Each one thousand shares of Common Stock held of record or held in the Corporation’s treasury as of the Effective Time (the “Old Common Stock”) shall be automatically reclassified and converted without further action by the Corporation or its stockholders, into one fully paid and non-assessable share of Common Stock.  No fractional share of Common Stock shall be issued to any holder of record of Old Common Stock upon such reclassification and conversion.  From and after the Effective Time, stockholders shall have no further interest with respect of any such fractional share and, in lieu thereof, the number of shares of Common Stock to be issued to each Shareholder will be rounded up to the nearest whole number.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be issued, upon surrender of such certificate, a new certificate or certificates representing the appropriate number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

Nothing contained in this Article TWELFTH is intended to amend or modify any other paragraph of this Amended Certificate of Incorporation.”

III.

This Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) shall be filed with the Delaware Secretary of State and be effective as of the filing date (the “Effective Time”).

IV.

The Board approved the Reverse Stock Split and this Amendment, and recommended that the Reverse Stock Split and this Amendment be submitted to the stockholders of the Corporation for approval.  The holders of a majority of the issued and outstanding shares of Common Stock have approved the Reverse Stock Split and the Amendment by written consent in lieu of special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”).

V.

Said Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

In witness whereof, the Corporation has caused this Amendment to be executed on the ___ day of ______, 2012.

Claimsnet.com, inc.,
a Delaware corporation

By: ____________________________________
Print Name: Don Crosbie
Title: President